                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

Contact:      Allen Dillard
              Director, Corporate Communications
              (256) 580-3625

              WOLVERINE TUBE REPORTS 2002 SECOND QUARTER RESULTS

      OPERATING INCOME INCREASES 46% OVER LAST YEAR, CASH BALANCES INCREASE
                         $17 MILLION FROM LAST QUARTER

HUNTSVILLE, ALABAMA, JULY 31, 2002--Wolverine Tube, Inc. (NYSE: WLV) today reported results for the second quarter ended June 30, 2002. Income from continuing operations for the second quarter of 2002 was $3.5 million, or $0.28 per diluted share, as compared to income from continuing operations of $3.1 million, or $0.24 per diluted share, in the second quarter of 2001. Net sales for the second quarter of 2002 were $152.5 million, a six percent decrease from the comparable year-ago quarter. Total pounds of product shipped was 85.1 million, as compared to 84.4 million pounds in the prior year. Gross profit for the second quarter of 2002 was $19.2 million, compared with a gross profit of $15.8 million in the second quarter of 2001 an increase of 22 percent. Proforma income from continuing operations in the second quarter of 2001, excluding amortization of goodwill, was $3.7 million or $0.30 per diluted share. Including the loss from discontinued operations, net loss in the second quarter of 2001 was ($0.6) million, or ($0.05) per diluted share.

Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "These results, while impacted by the economy, indicate we are executing toward our goals, even in light of the challenging environment. Strong evidence of our accomplishments in this quarter are a 46 percent increase in operating income, cash flow from operations of $22.7 million, $5 million in debt reduction, an increase in cash of $17 million and continued penetration in our global markets."

SECOND QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 59.8 million pounds, a two percent increase from last year's second quarter of 58.4 million pounds. Net sales were $118.9 million, down five percent from last year's second quarter of $124.5 million. Gross profit was $17.3 million, a 37 percent increase over last year's second quarter of $12.7 million. The decrease in revenues reflects an unfavorable product mix with volume decreases in technical and alloy tube, offset by increased volumes of industrial tube and fabricated products. Gross profit was increased principally due to cost reduction and manufacturing efficiencies.

Shipments of wholesale products totaled 20.1 million pounds, a two percent increase over last year's second quarter of 19.8 million pounds. Net sales were $24.9 million, down four percent from last year's second quarter of $25.8 million. Gross profit was


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                                  Page 2 of 5


$1.4 million, down 33 percent from last year's second quarter. Wholesale products were impacted by pricing pressures in this commodity market that negatively impacted net sales. This was somewhat mitigated by cost reductions and efficiencies.

Shipments of rod, bar and other products totaled 5.2 million pounds, a 16 percent decrease from last year's second quarter of 6.2 million pounds. Net sales were $8.8 million, a 22 percent decrease from last year's second quarter of $11.2 million. Gross profit was $0.5 million, down from last year's second quarter due principally to the decrease in volumes.

EARNINGS OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "While we are encouraged by the positive impacts of our actions; customers, competitors and most economic indicators predict continued soft market conditions. Given this, we have adjusted our outlook with respect to the economy and its impact on our 2002 earnings. Based on the aforementioned, we expect 2002 third quarter earnings to be in the range of $0.15 to $0.22 per share."

SECOND QUARTER CONFERENCE CALL

The Company will hold a conference call on July 31st at 9:30 a.m. Central (10:30 a.m. EST) to discuss the contents of this release with members of the investment community. Please visit Wolverine's website at www.wlv.com to access the call. A replay will be available through August 7, 2002 at Wolverine's website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or


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                                  Page 3 of 5

implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales and earnings, factors that could affect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

                              --TABLES TO FOLLOW--



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                                  Page 4 of 5


                  Consolidated Statements of Income (Unaudited)

                                                        Three-month period                Six-month period
                                                              ended                            ended
                                                      06/30/02       07/01/01          06/30/02        07/01/01
----------------------------------------------------------------------------------------------------------------
 In thousands, except per share data

 Pounds shipped                                        85,113           84,408          161,110          171,634
================================================================================================================
 Net sales                                           $152,547        $ 161,517         $290,090        $ 333,954
 Cost of goods sold                                   133,335          145,725          256,555          296,396
----------------------------------------------------------------------------------------------------------------
 Gross profit                                          19,212           15,792           33,535           37,558
 Selling, general and administrative expenses           8,250            8,261           16,154           16,320
----------------------------------------------------------------------------------------------------------------
 Operating income from continuing operations           10,962            7,531           17,381           21,238
 Interest expense, net                                  5,571            3,114            9,301            6,888
 Amortization and other, net                              524              186              602              107
----------------------------------------------------------------------------------------------------------------
 Income from continuing operations
     before income taxes                                4,867            4,231            7,478           14,243
 Income tax provision                                   1,381            1,149            2,304            4,186
----------------------------------------------------------------------------------------------------------------
 Income from continuing operations                      3,486            3,082            5,174           10,057
 Loss from discontinued operations, net of
     income taxes                                          --           (3,643)              --           (4,491)
----------------------------------------------------------------------------------------------------------------
 Net income (loss)                                   $  3,486        $    (561)        $  5,174        $   5,566
================================================================================================================

 Basic earnings per share:
----------------------------------------------------------------------------------------------------------------
   Income from continuing operations                 $   0.28        $    0.25         $   0.42        $    0.82
   Loss from discontinued operations                       --            (0.30)              --            (0.37)
----------------------------------------------------------------------------------------------------------------
   Net income (loss)                                 $   0.28        $   (0.05)        $   0.42        $    0.45

 Diluted earnings per share:
----------------------------------------------------------------------------------------------------------------
   Income from continuing operations                 $   0.28        $    0.24         $   0.41        $    0.80
   Loss from discontinued operations                       --            (0.29)              --            (0.36)
----------------------------------------------------------------------------------------------------------------
   Net income (loss)                                 $   0.28        $   (0.05)        $   0.41        $    0.44
----------------------------------------------------------------------------------------------------------------
 Basic shares                                          12,251           12,073           12,200           12,063
 Diluted shares                                        12,369           12,405           12,328           12,311
================================================================================================================

Note: The financial information for 2001 has been retroactively restated to reflect the impact of discontinued operations along with the impact for the change in accounting for inventory from Last In First Out (LIFO) method to the First In First Out (FIFO) method.

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                                  Page 5 of 5


                         Segment Information (Unaudited)

                                     Three-month period ended                     Six-month period ended
                                  06/30/2002          07/01/2001              06/30/2002          07/01/2001
--------------------------------------------------------------------------------------------------------------

==============================================================================================================
 In thousands

 Pounds:
 Commercial                        59,791                 58,425                111,524                120,691
 Wholesale                         20,131                 19,779                 38,617                 36,973
 Rod, bar and other                 5,191                  6,204                 10,969                 13,970
--------------------------------------------------------------------------------------------------------------
 Total pounds                      85,113                 84,408                161,110                171,634
==============================================================================================================
 Net sales:
 Commercial                      $118,868               $124,508               $225,221               $261,126
 Wholesale                         24,883                 25,776                 46,887                 49,271
 Rod, bar and other                 8,796                 11,233                 17,982                 23,557
--------------------------------------------------------------------------------------------------------------
 Total net sales                 $152,547               $161,517               $290,090               $333,954
==============================================================================================================
 Gross profit:
 Commercial                      $ 17,317               $ 12,667               $ 29,491               $ 31,159
 Wholesale                          1,355                  2,022                  2,945                  4,297
 Rod, bar and other                   540                  1,103                  1,099                  2,102
--------------------------------------------------------------------------------------------------------------
 Total gross profit              $ 19,212               $ 15,792               $ 33,535               $ 37,558
==============================================================================================================


                Condensed Consolidated Balance Sheets (Unaudited)

                                                                                         06/30/2002             12/31/2001
--------------------------------------------------------------------------------------------------------------------------
 In thousands

 Assets
 Cash and cash equivalents                                                                 $ 45,437               $ 22,739
 Accounts receivable                                                                         90,952                 67,164
 Inventory                                                                                   82,276                103,360
 Other current assets                                                                        12,351                  9,640
 Property, plant and equipment, net                                                         214,813                218,476
 Other assets                                                                               124,886                118,048
--------------------------------------------------------------------------------------------------------------------------
 Total assets                                                                              $570,715               $539,427
==========================================================================================================================

 Liabilities,  Redeemable Cumulative Preferred Stock and Stockholders' Equity

 Accounts payable and other accrued expenses                                               $ 59,261               $ 59,826
 Short-term borrowings                                                                          895                  1,684
 Deferred income taxes                                                                        8,837                  9,225
 Long-term debt                                                                             270,227                247,698
 Other liabilities                                                                           17,191                 17,582
--------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                          356,411                336,015
--------------------------------------------------------------------------------------------------------------------------
 Redeemable cumulative preferred stock                                                           --                  2,000
 Stockholders' equity                                                                       214,304                201,412
--------------------------------------------------------------------------------------------------------------------------
 Total liabilities, redeemable cumulative preferred stock and
 stockholders' equity                                                                      $570,715               $539,427
==========================================================================================================================


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